Exhibit 10.20







July 17, 1996



The Board of Directors
Natural Gas Technologies, Inc.
241 Pine St., #10-LA
Abilene, TX  79601

Gentlemen:

Regarding monies due me, Brent A. Wagman personally, for the following:

        Original Loan:            $11,847.00
        Subsequent Loans:          41,475.00
                                  __________

        Loan to NGT:               53,332.00
                                  __________

It is requested that these monies due be converted into 26,661 share of Natural Gas Technology, Inc. Common Stock at $2.00 per share, and issued to the following:

            Vivian Waltbillig    26,661
            11108 Haskell Dr.
            Clermont, FL  34711  SS:  ###-##-####

Issuance of these shares as indicated would constitute payment in full of the monies now due to me personally.

Sincerely,


/S/ BRENT A. WAGMAN
Brent A. Wagman

BAW/ps






                             402 Southwest Drive
                              Clyde, TX  79510